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                                                                   Exhibit 10.8

                               STOCK PURCHASE AGREEMENT


    This STOCK PURCHASE AGREEMENT (this "Agreement"), is made and entered into as of the 22 day of October, 1996, by and among Aramex International Limited, a Hong Kong Company limited by shares (the "Company") and Airborne Freight Corporation, a Delaware corporation (the "Purchaser").


                                       RECITALS

    WHEREAS, the Company currently owns and operates a courier and freight forwarding business serving an international market.

    WHEREAS, the Company is authorized to issue 200,000 shares of ordinary capital stock having a stated value of Hong Kong $10.00 per share (the "Stock"), of which 2,000 shares of Stock are issued and outstanding.

    WHEREAS, the Company intends to sell and issue to Purchaser and Purchaser intends to purchase and acquire from the Company 195 shares of the authorized but unissued shares of Stock of the Company, on the terms and conditions set forth in this Agreement.

    NOW, THEREFORE, in consideration of the premises and the respective mutual agreements herein contained, the parties hereby agree as follows:

                                      ARTICLE 1

                              PURCHASE AND SALE OF STOCK

    1.1 PURCHASE AND SALE OF STOCK. Simultaneously with the execution of this Agreement, the Company shall sell and issue to the Purchaser, and the Purchaser shall Purchase and acquire from the Company, 195 shares of Stock for the purchase price of two million U.S. dollars (US $2,000,000).

    1.2 CLOSING. Simultaneously with the execution of this Agreement, the Company shall deliver to the Purchaser a certificate representing the number of shares of Stock to which such Purchaser is entitled and simultaneously therewith the Purchaser shall deliver to the Company the purchase price therefor by wire transfer of immediately available funds or by cashier's check and the parties shall deliver a fully executed shareholders agreement in a form to be agreed.

    1.3 LEGEND. The certificates representing shares of stock of the Company issued pursuant to Section 1.2 by the Company to the Purchaser shall bear a legend substantially as follows:


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         The shares of stock represented by this certificate have not been registered or qualified under the United States Securities Act of 1933 or under the securities law of any state or country and may not be sold or transferred in the absence of such registration or an opinion of counsel satisfactory to the Company that such registration or qualification is not required.


                                      ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company hereby represents and warrants to the Purchaser as follows:

    2.1 CORPORATE EXISTENCE AND POWER. The Company and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; and (c) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

    2.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of the Agreement, including, without limitation, the issuance of this Stock: (a) has been duly authorized by all necessary corporate action; (b) does not contravene the terms of the Company's Memorandum or Articles of Association, or any amendment of either thereof; and (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any contract of, or any law or regulation applicable to, the Company or any of its Subsidiaries, including but not limited to the Hong Kong Companies Ordinance.

    2.3 FINANCIAL CONDITION. The Company has furnished Purchaser with its audited consolidated financial statements as of and for the years ending December 31, 1994, and December 31, 1995 (the "Audited Financial Statements") and for the first six months of 1996 (the "Unaudited Financial Statements"). The Audited Financial Statements and Unaudited Financial Statements fairly present the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved.

    2.4 NO MATERIAL ADVERSE CHANGE; ORDINARY COURSE. Since December 31, 1995, there has not been any material adverse change, nor is any such change threatened, in the financial condition of the Company.


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    2.5  CAPITALIZATION.

    (a) The authorized capital stock of the Company consists of 200,000 shares of Stock, stated value of Hong Kong $10.00 per share. After giving effect to the transactions contemplated by this Agreement, 2,195 shares of Stock will be issued and outstanding. All outstanding shares of capital stock of the Company (including the Shares sold to Purchaser) have been, or as of the issue date will be duly authorized, validly issued, fully paid, nonassessable and free and clear of any lien.

    (b) There are no outstanding securities convertible into or Exchangeable for capital stock of the Company or options, warrants or other rights to purchase or subscribe to capital stock of the Company or any of its Subsidiaries, or contracts, commitments, agreements, understandings or arrangements of any kind to which the Company is a party relating to the issuance of any capital stock of the Company or any of its Subsidiaries.


                                      ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

    The Purchaser hereby represents and warrants to the Company as follows:

    3.1 CORPORATE EXISTENCE AND POWER. The Purchaser and each of its subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; and (c) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

    3.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Purchaser of this Agreement, including without limitation, the payment of the purchase price for the Shares: (a) has been duly authorized by all necessary corporate action; (b) does not contravene the terms of the Purchaser's Certificate of Incorporation or By-Laws, or any amendment of either thereof; and (c) will not violate, conflict with or result in any breach or contravention of or the creation of any lien under, any contract of the Purchaser or any of its subsidiaries.

    3.3 INVESTMENT CONSIDERATIONS. The Purchaser in an Accredited Investor as that term in used in Regulation D issued pursuant to the United States Securities Act of 1933, as amended (the "Securities Act"). The Purchaser acknowledges that an investment in the Stock is a high risk investment and that such an investment will be illiquid for the foreseeable future. The Purchaser has sufficient net worth to be able prudently to invest in the Stock, and sufficient knowledge of the courier and freight forwarding business to understand the risks of such an investment. The Purchaser has not advertised or otherwise attempted to solicit participation by others in the investment contemplated by this Agreement to any extent or in any manner that, to the Purchaser's knowledge, would require the registration



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of the offer and sale of the Stock under the Securities Act or under "blue sky"
laws of any state.


                                      ARTICLE 4

                          PURCHASER'S RIGHTS AND OBLIGATIONS

    4.1 DIRECTORS. The Purchaser shall be entitled to appoint one Director to the Company's Board of Directors.

    4.2 ACCESS TO FINANCIAL INFORMATION. The Company shall furnish the Purchaser with financial statements as set forth in the shareholders agreement.

    4.3 LIMITATIONS. The Purchaser's rights and obligations under Section 4.2 shall terminate should the Company effect an initial public offering. In addition, Purchaser's rights pursuant to Sections 4.1 and 4.2 shall terminate at such time as Purchaser shall no longer own at least one-half of the Shares purchased pursuant to this Agreement.


                                      ARTICLE 5

                                    MISCELLANEOUS

    5.1 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be in writing and shall be delivered by hand or sent by facsimile transmission or overnight courier to the following addresses:

         (a)  Aramex International, Limited
              P.O. Box 3371
              Amman, Jordan
              Attention:     Fadi Ghandour
                             President and Chief Executive Officer
              (962) 6 603192 TC
              (962) 6 687451 FAX

              with a copy to

              Ginsburg, Feldman and Bress, Chartered
              1250 Connecticut Avenue, N.W.
              Washington, D.C. 20036
              Attention:     Bruce Rabinovitz

              (202)     637-9036 TC
              (202)     637-9195 FAX


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         (b)  Airborne Freight Corporation
              3101 Western Avenue
              P.O. Box 662
              Seattle, Washington 98111-0662
              Attention:     Robert S. Cline
                             Chairman and Chief Executive Officer
              (206) 285-4600 TC
              (206) 281-1448 FAX

              with a copy to

              Airborne Freight Corporation
              3101 Western Avenue
              P.0. Box 662
              Seattle, Washington  98111-0662
              Attention:     David C. Anderson
                             Corporate Secretary/Counsel
              (206) 281-1005 TC
              (206) 281-1444 FAX

    5.2 CHOICE OF LAWS. This Agreement shall be construed in accordance with the laws of the State of Delaware and the United States of America, without regard to the conflict of law provisions thereof. Any litigation or other enforcement procedure brought in conjunction with this Agreement shall be heard in the state or federal courts of the United States.

    5.3 EXPENSES. Each party shall bear its own expenses, fees, and disbursements in connection with the negotiation, execution, and delivery of this Agreement.

    5.4 MATERIAL BREACH. In the event of a material breach of term or condition of this Agreement by a Party (the "Breaching Party"), the non-breaching Party (the "Non-Breaching Party") shall deliver notice of such material breach to the Breaching Party and the Breaching Party shall have ten
(10) days to cure such material breach. In the event that the Breaching Party fails to cure the breach within 10 days of receipt of notice, then the Non-Breaching Party may pursue all remedies available at law and in equity against the Breaching Party. The Parties agree that breach of this Agreement could not be adequately compensated with monetary damages and that injunctive relief and specific performance shall be appropriate remedies.


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    IN WITNESS WHEREOF, this Agreement has been duly authorized by the parties hereto and is effective upon execution:

                             THE COMPANY

                             ARAMEX INTERNATIONAL, LIMITED



                             Name:     William B. Kingson
                             Title:    Chairman



                             Name:     Fadi Ghandour
                             Title:    President and Chief Executive Officer


                             THE PURCHASER

                             AIRBORNE FREIGHT CORPORATION



                             Name:
                             Title:




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